UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 13, 2022

Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Today, June 13, 2022, Cytokinetics, Incorporated (the “Company” or “Cytokinetics”) announced that additional data from a new analysis of REDWOOD-HCM (Randomized Evaluation of Dosing With CK-274 in Obstructive Outflow Disease in HCM) relating to the effect of treatment with aficamten on measures of cardiac structure and function were presented at the American Society of Echocardiography (ASE) 33rd Annual Scientific Sessions by Theodore Abraham, M.D., F.A.C.C., Meyer Friedman Distinguished Professor of Medicine, Clinical Chief of Cardiology; Director of Echocardiography, University of California, San Francisco.

This new analysis investigated changes from baseline in echocardiographic measures of cardiac structure and function after 10 weeks of treatment with aficamten compared with placebo. At baseline, all patients (n=41) enrolled in Cohorts 1 and 2 of REDWOOD-HCM had severe left ventricular outflow tract (LVOT) obstruction, 88% had associated systolic anterior motion (SAM) of the mitral valve, and 90% had mitral regurgitation. SAM occurs when the mitral valve leaflet gets pushed against the interventricular septum during systole, resulting in obstruction of the LVOT and mitral regurgitation.

Measures of cardiac structure, diastolic and mitral valve function (Table 1) improved at Week 10 in patients treated with aficamten. There was a significant reduction in left atrial volume index (p<0.01) and a trend towards a reduction in left ventricular hypertrophy (left ventricular mass index; p=0.06). Treatment with aficamten also resulted in improved ventricular relaxation and filling, as indicated by a reduction in lateral E/e’ (p<0.01) and an increase in lateral e’ (p<0.05). Additionally, treatment with aficamten improved mitral valve dynamics as noted by a reduction in the proportion of patients with SAM (placebo: 92.3% at baseline to 75.0% at Week 10; aficamten: 85.7% at baseline to 35.7% at Week 10; p=0.038 for comparison to placebo) and a trend towards a reduction in those with eccentric mitral regurgitation (placebo: 25.0% at baseline to 33.3% at Week 10; aficamten: 42.9% at baseline to 7.1% at Week 10; p=0.055 for comparison to placebo) at Week 10. Together, these data point to evidence of early signs of improved cardiac function and structure and improved mitral valve dynamics after a 10-week treatment period with aficamten.

Table 1: Measures of Cardiac Structure and Diastolic Function

Parameters	Placebo (n=13)		Aficamten (n=28)
	Baseline	Change at 10 weeks	Baseline	Change at 10 weeks
Left Atrial Volume Index (mL/m2)	31.4 (7.5)	2.2 (1.5)	32.5 (8.1)	-2.9 (1.0)
Left Ventricular Mass Index (g/m2)	103.3 (25)	3.3 (3.6)	109.8 (29)	-4.8 (2.4)
Mitral E Wave to Lateral Annular Early Diastolic Velocity Ratio	17.4 (10)	1.8 (1.1)	13.8 (6.3)	-2.0 (0.8)
Mitral Lateral Annular Early Diastolic Velocity (cm/sec)	5.8 (2.1)	-0.5 (0.4)	6.7 (2.3)	0.5 (0.3)

Baseline values are mean (SD) and change from baseline are least square mean (SE)

About Aficamten

Aficamten is an investigational selective, small molecule cardiac myosin inhibitor discovered following an extensive chemical optimization program that was conducted with careful attention to therapeutic index and pharmacokinetic properties and as may translate into next-in-class potential in clinical development. Aficamten was designed to reduce the number of active actin-myosin cross bridges during each cardiac cycle and consequently suppress the myocardial hypercontractility that is associated with hypertrophic cardiomyopathy (HCM). In preclinical models, aficamten reduced myocardial contractility by binding directly to cardiac myosin at a distinct and selective allosteric binding site, thereby preventing myosin from entering a force producing state. The development program for aficamten is assessing its potential as a treatment that improves exercise capacity and relieves symptoms in patients with HCM as well as its long-term effects on cardiac structure and function. Aficamten received Breakthrough Therapy Designation for the treatment of symptomatic obstructive HCM from the U.S. Food & Drug Administration (FDA).

About REDWOOD-HCM

REDWOOD-HCM (Randomized Evaluation of Dosing With CK-274 in Obstructive Outflow Disease in HCM) is a Phase 2, multi-center, randomized, placebo-controlled, double-blind, dose finding clinical trial of aficamten in patients with symptomatic obstructive HCM (oHCM). In Cohorts 1 and 2, patients continued taking background medications exclusive of disopyramide. Results from Cohorts 1 and 2 showed that treatment with aficamten for 10 weeks resulted in statistically significant reductions from baseline compared to placebo in the average resting left ventricular outflow tract pressure gradient (LVOT-G) and the average post-Valsalva LVOT-G. A large majority of patients treated with aficamten achieved the target goal of treatment, defined as resting gradient <30 mmHg and post-Valsalva gradient <50 mmHg at Week 10, compared to placebo. Patients treated with aficamten also saw improvements in heart failure symptoms and reductions in NT-proBNP, a biomarker of cardiac wall stress. Treatment with aficamten in REDWOOD-HCM was generally well tolerated and the incidence of adverse events on aficamten was similar to that of placebo. No serious adverse events were attributed to aficamten, and no treatment interruptions occurred on aficamten. Cohort 3 of REDWOOD-HCM enrolled patients with symptomatic obstructive HCM whose background therapy included disopyramide and, in the majority, a beta-adrenergic blocker. Data from Cohort 3 show that the addition of aficamten to standard of care therapy in more treatment-resistant patients treated with disopyramide resulted in well tolerated, clinically meaningful improvements in LVOT gradients, functional class and cardiac biomarkers supporting inclusion of patients on background therapy with disopyramide in further clinical trials. Cohort 4 of REDWOOD-HCM is enrolling, in an open label fashion, patients with symptomatic non-obstructive HCM receiving background medical therapy with primary objective to determine safety and tolerability of aficamten in patients with non-obstructive HCM.

About Hypertrophic Cardiomyopathy

Hypertrophic cardiomyopathy (HCM) is a disease in which the heart muscle (myocardium) becomes abnormally thick (hypertrophied). The thickening of cardiac muscle leads to the inside of the left ventricle becoming smaller and stiffer, and thus the ventricle becomes less able to relax and fill with blood. This ultimately limits the heart’s pumping function, resulting in symptoms including chest pain, dizziness, shortness of breath, or fainting during physical activity. A subset of patients with HCM are at high risk of progressive disease which can lead to atrial fibrillation, stroke and death due to arrhythmias.

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators and next-in-class muscle inhibitors as potential treatments for debilitating diseases in which muscle performance is compromised. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to impact muscle function and contractility. Cytokinetics is readying for the potential commercialization of omecamtiv mecarbil, its cardiac muscle activator, following positive results from GALACTIC-HF, a large, international Phase 3 clinical trial in patients with heart failure. Cytokinetics is also developing aficamten, a next-generation cardiac myosin inhibitor, currently the subject of SEQUOIA-HCM, the Phase 3 clinical trial of aficamten in patients with symptomatic obstructive hypertrophic cardiomyopathy (HCM). Aficamten is also being evaluated in non-obstructive HCM in Cohort 4 of the Phase 2 clinical trial, REDWOOD-HCM. Cytokinetics is also developing reldesemtiv, an investigational fast skeletal muscle troponin activator, currently the subject of COURAGE-ALS, a Phase 3 clinical trial in patients with amyotrophic lateral sclerosis (ALS). Cytokinetics continues its over 20-year history of pioneering innovation in muscle biology and related pharmacology focused to diseases of muscle dysfunction and conditions of muscle weakness.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Cytokinetics disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act's Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to any of our other clinical trials, including statements relating to the potential benefits of aficamten for patients with obstructive hypertrophic cardiomyopathy. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics' drug candidates that could slow or prevent clinical development or product approval; Cytokinetics' drug candidates may have adverse side effects or inadequate therapeutic efficacy; the FDA or foreign regulatory agencies may delay or limit Cytokinetics' ability to conduct clinical trials; Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; standards of care may change, rendering Cytokinetics' drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics' drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics' business, investors should consult Cytokinetics' filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: June 13, 2022	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer